Exhibit 99.1

First Data Reports Second Quarter 2013 Financial Results

•                  Second quarter consolidated revenue of $2.7 billion, up 1%; adjusted revenue of $1.7 billion, flat to prior year

•                  Second quarter net loss $189 million; adjusted EBITDA of $633 million, up 2%

•                  Extended maturities on additional $750 million in debt, bringing year-to-date total to $2.5 billion

•                  Generated $240 million in operating cash flow and ended the second quarter with $1.6 billion in unrestricted liquidity

ATLANTA, July 30, 2013 — First Data Corporation today reported its financial results for the second quarter ended June 30, 2013. Consolidated revenue for the second quarter was $2.7 billion, up $24 million, or 1%, compared to a year ago, primarily driven by a $29 million increase in reimbursable debit network fees, postage and other. Adjusted revenue, which excludes certain items including debit network fees, was $1.7 billion, flat year-over-year.

For the second quarter, the net loss attributable to First Data was $189 million, compared to a loss of $157 million a year ago. The net loss increase is primarily attributable to an $86 million dollar change in the provision for income taxes. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $633 million, up 2% compared to $621 million in the second quarter of 2012.

For the quarter, First Data generated $240 million in operating cash flow, after $441 million in cash interest payments, and finished the quarter with $1.6 billion in unrestricted liquidity—$110 million in cash available for corporate use plus $1.5 billion under the revolving credit facility.

“Since joining First Data at the end of April, I have had the opportunity to meet with many of our customers and our very capable employees, which has confirmed my belief that this is a great company,” said First Data CEO Frank Bisignano. “We have added several talented leaders to the executive team, and we made the decision to expand equity ownership to employees across the company, more closely aligning our success with strong results for our customers and investors.”

Segment Results

Retail and Alliance Services segment revenue for the second quarter was $928 million, up $14 million, or 2%, compared to $914 million in 2012. Merchant Services revenue was up 3% on higher volumes offset by lower yield. Transaction growth was 6%, and credit mix was 72%. Regional average ticket was $76.62, up 5% compared to a year ago. Product revenue decreased 1% as growth in prepaid was offset by a decline in check-processing. Segment EBITDA was $429 million, up $14 million, or 3%, compared to 2012. Margin expanded in the second quarter to 46%. During the quarter, Retail and Alliance Services added 22 bank referral agreements, 11 new independent sales organizations and 5 regional sales alliances.

Financial Services segment revenue for the second quarter was $337 million, down $12 million or 3%, compared to $349 million in the same quarter of 2012. New business and volume growth were more than offset by lost business and pricing. In addition, revenues were impacted by the divestiture of two small businesses providing information and check clearing services. Active card accounts on file were up 6% compared to the prior year. Debit issuer transactions were down 9%, impacted by a previously disclosed customer deconversion and a decline in gateway transactions. Absent the impact of these items, debit issuer transactions were up 3% on continued organic growth partially offset by net lost business.  Segment EBITDA was $151 million, flat year-over-year, as revenue declines were offset by lower expenses from targeted cost reductions. Margin for the second quarter was 45%. During the quarter, Financial Services renewed more than 280 contracts with financial institutions.

International segment revenue for the second quarter was $425 million, flat year-over-year. On a constant currency basis, segment revenue was up 2%. Merchant acquiring revenue, on a constant currency basis, grew 8% on higher transaction volumes. Issuing revenue, on a constant currency basis, decreased 3% as higher transaction volumes were offset by lost business. Segment EBITDA was $115 million, down $2 million or 2%, compared to $118 million in 2012 due to expense growth driven by higher acquiring volumes and inflationary pressures in Argentina. On a constant currency basis, segment EBITDA was up 1%. Margin for the second quarter was 27%.

Capital Structure Improvements

Debt Issued, Redeemed and Extended

On May 15, 2013, the company issued $750 million in Senior Subordinated Notes with a coupon of 11.75%, due in 2021. The Company used the net proceeds from the offering of the notes, together with cash on hand, to redeem $520 million aggregate principal amount of its 11.25% Senior Subordinated Notes due 2016, repurchase $230 million aggregate principal amount of its outstanding 11.25% Subordinated Notes in a privately negotiated transaction with an existing holder of such notes, and pay related fees and expenses.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host a conference call and webcast on Tuesday, July 30, 2013, at 9:30 a.m. EDT to review the second quarter 2013 financial results. Chief Financial Officer Ray Winborne will lead the call.

The call will be webcast on the “Investor Relations” section of the First Data website at http://investor.firstdata.com and a slide presentation to accompany the call will also be available on the website.

To listen to the call, dial 888-771-4371 (U.S.) or 847-585-4405 (outside the U.S.); pass code 35116802, at least 10 minutes prior to the start of the call.

A replay of the call will be available through August 14, 2013, at 888-843-7419 (U.S.) or 630-652-3042 (outside the U.S.); pass code 35116802# and at http://investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.  More information about the company is available on FirstData.com as well as on Twitter, LinkedIn, Facebook and YouTube.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended June 30,
	2013	2012	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,023.7	$987.4	4%
Check services	71.3	78.4	-9%
Card services	419.7	437.9	-4%
Other services	113.9	118.5	-4%
Product sales and other	204.9	217.0	-6%
Reimbursable debit network fees, postage and other	875.3	846.3	3%
	2,708.8	2,685.5	1%

Expenses:
Cost of services (exclusive of items shown below)	691.9	713.4	-3%
Cost of products sold	83.4	86.2	-3%
Selling, general and administrative	493.2	458.9	7%
Reimbursable debit network fees, postage and other	875.3	846.3	3%
Depreciation and amortization	274.7	294.5	-7%
Other operating expenses:
Restructuring, net	20.0	13.2	NM
Impairments	—	5.1	NM
	2,438.5	2,417.6	1%
Operating profit	270.3	267.9	1%

Interest income	2.6	1.7	53%
Interest expense	(472.2)	(480.7)	-2%
Other income (expense) (b)	15.0	(22.6)	NM
	(454.6)	(501.6)	-9%

Loss before income taxes and equity earnings in affiliates	(184.3)	(233.7)	-21%

Income tax expense (benefit)	11.5	(74.7)	NM
Equity earnings in affiliates (a)	51.0	44.0	16%
Net loss	(144.8)	(115.0)	26%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	44.3	42.4	4%
Net loss attributable to First Data Corporation	$(189.1)	$(157.4)	20%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Six months ended June 30,
	2013	2012	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,966.8	$1,907.9	3%
Check services	143.7	156.4	-8%
Card services	826.5	867.8	-5%
Other services	235.3	243.4	-3%
Product sales and other	407.3	420.4	-3%
Reimbursable debit network fees, postage and other	1,720.1	1,653.6	4%
	5,299.7	5,249.5	1%

Expenses:
Cost of services (exclusive of items shown below)	1,410.6	1,408.8	0%
Cost of products sold	166.0	171.2	-3%
Selling, general and administrative	956.5	905.4	6%
Reimbursable debit network fees, postage and other	1,720.1	1,653.6	4%
Depreciation and amortization	546.9	603.6	-9%
Other operating expenses:
Restructuring, net	38.2	16.9	NM
Impairments	—	5.1	NM
	4,838.3	4,764.6	2%
Operating profit	461.4	484.9	-5%

Interest income	5.3	4.2	26%
Interest expense	(941.2)	(941.8)	0%
Other income (expense) (b)	15.3	(30.8)	NM
	(920.6)	(968.4)	-5%

Loss before income taxes and equity earnings in affiliates	(459.2)	(483.5)	-5%

Income tax expense (benefit)	73.1	(182.9)	NM
Equity earnings in affiliates (a)	88.7	71.5	24%
Net loss	(443.6)	(229.1)	94%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	82.9	80.8	3%
Net loss attributable to First Data Corporation	$(526.5)	$(309.9)	70%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended June 30,
	2013	2012	Change
Segment Revenues (c):
Retail and Alliance Services	$928.2	$913.9	2%
Financial Services	337.2	348.7	-3%
International	424.9	424.6	0%
Subtotal segment revenues	1,690.3	1,687.2	0%
All Other and Corporate	28.8	32.8	-12%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(0.7)	(5.6)	NM
Eliminations of intersegment revenues	(16.7)	(15.3)	NM
Adjusted revenue	1,701.7	1,699.1	0%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	7.8	15.6	NM
Official check and money order revenues (d)	0.7	5.6	NM
ISO commission expense (g)	123.3	118.9	4%
Reimbursable debit network fees, postage and other	875.3	846.3	3%
Consolidated revenues	$2,708.8	$2,685.5	1%

Segment EBITDA (h):
Retail and Alliance Services	$429.3	$415.2	3%
Financial Services	150.7	150.3	0%
International	115.2	117.5	-2%
Subtotal segment EBITDA	695.2	683.0	2%
All Other and Corporate	(62.5)	(62.0)	1%
Adjusted EBITDA	632.7	621.0	2%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	(0.4)	3.4	NM
Depreciation and amortization	(274.7)	(294.5)	-7%
Interest expense	(472.2)	(480.7)	-2%
Interest income	2.6	1.7	53%
Other items (i)	(14.6)	(52.3)	NM
Income tax (expense) benefit	(11.5)	74.7	NM
Stock based compensation	(21.4)	(3.4)	NM
Official check and money order EBITDA (d)	0.2	3.1	NM
Costs of alliance conversions (j)	(18.7)	(22.2)	NM
KKR related items (k)	(8.0)	(8.4)	NM
Debt issuance costs (l)	(3.1)	0.2	NM
Net loss attributable to First Data Corporation	$(189.1)	$(157.4)	20%

Segment depreciation and amortization (a):
Retail and Alliance Services	$118.1	$129.4	-9%
Financial Services	82.9	82.0	1%
International	63.3	69.7	-9%
Subtotal segment depreciation and amortization	264.3	281.1	-6%
All Other and Corporate	14.3	10.2	40%
	278.6	291.3	-4%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	15.9	24.6	NM
Amortization of initial payments for new contracts	10.1	11.9	-15%
Total consolidated depreciation and amortization	$304.6	$327.8	-7%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Six months ended June 30,
	2013	2012	Change
Segment Revenues (c):
Retail and Alliance Services	$1,789.6	$1,761.2	2%
Financial Services	667.8	694.3	-4%
International	833.5	829.5	0%
Subtotal segment revenues	3,290.9	3,285.0	0%
All Other and Corporate	58.5	68.7	-15%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(2.4)	(9.6)	NM
Eliminations of intersegment revenues	(32.2)	(29.6)	NM
Adjusted revenue	3,314.8	3,314.5	0%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	23.3	36.7	NM
Official check and money order revenues (d)	2.4	9.6	NM
ISO commission expense (g)	239.1	235.1	2%
Reimbursable debit network fees, postage and other	1,720.1	1,653.6	4%
Consolidated revenues	$5,299.7	$5,249.5	1%

Segment EBITDA (h):
Retail and Alliance Services	$783.5	$767.2	2%
Financial Services	283.8	307.7	-8%
International	215.6	212.9	1%
Subtotal segment EBITDA	1,282.9	1,287.8	0%
All Other and Corporate	(129.8)	(116.1)	12%
Adjusted EBITDA	1,153.1	1,171.7	-2%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	2.7	(0.3)	NM
Depreciation and amortization	(546.9)	(603.6)	-9%
Interest expense	(941.2)	(941.8)	0%
Interest income	5.3	4.2	26%
Other items (i)	(36.6)	(66.3)	NM
Income tax (expense) benefit	(73.1)	182.9	NM
Stock based compensation	(30.6)	(7.0)	NM
Official check and money order EBITDA (d)	1.5	4.8	NM
Costs of alliance conversions (j)	(41.3)	(33.7)	NM
KKR related items (k)	(16.1)	(16.8)	NM
Debt issuance costs (l)	(3.3)	(4.0)	-18%
Net loss attributable to First Data Corporation	$(526.5)	$(309.9)	70%

Segment depreciation and amortization (a):
Retail and Alliance Services	$224.1	$266.0	-16%
Financial Services	163.2	171.9	-5%
International	133.5	143.3	-7%
Subtotal segment depreciation and amortization	520.8	581.2	-10%
All Other and Corporate	25.3	23.1	10%
	546.1	604.3	-10%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	40.3	51.2	NM
Amortization of initial payments for new contracts	20.3	21.7	-6%
Total consolidated depreciation and amortization	$606.7	$677.2	-10%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)         Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees”  and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $19.8 million and $39.5 million for the three and six months ended June 30, 2013, respectivly, and $21.4 million and $51.9 million for the three and six months ended June 30, 2012, respectively.

(b)         Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)          Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other.  Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization (“ISO”) commissions classified as expense on a contra-revenue basis.

(d)         Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

(e)          Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(f)           Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(g)          Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)         Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis.  Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)             Includes restructuring, certain retention bonuses, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)            Costs of alliance conversions primarily represent costs directly associated with the strategy to have First Data operate the Bank of America N.A.’s (“the Bank”) legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance.

(k)         Represents KKR annual sponsorship fees for management, financial and other advisory services.

(l)             Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET, CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	June 30,	December 31,
	2013	2012
	(Unaudited)

Cash and cash equivalents	$363.2	$608.3
Current settlement assets	16,011.6	9,173.8
Long-term settlement assets	35.8	54.3
Total assets	43,700.1	37,899.0

Short-term and current portion of long-term borrowings	119.7	257.1
Settlement obligations	16,044.8	9,226.3
Long-term borrowings	22,543.3	22,528.9
Total liabilities	41,678.5	35,205.2

Redeemable noncontrolling interest	68.2	67.4

Total First Data Corporation stockholder’s deficit	(1,254.7)	(598.5)
Noncontrolling interests	3,208.1	3,224.9
Total equity	1,953.4	2,626.4

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended June 30,	Three months ended June 30,	Six months ended June 30,	Six months ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Source/(Use) of cash
Net cash provided by operating activities	$240.2	$448.9	$309.4	$394.7

Net cash used in investing activities	(69.9)	(78.2)	(154.5)	(189.1)

Net cash used in financing activities	(234.3)	(215.3)	(389.3)	(210.1)

Supplemental cash flow data

Cash interest payments on long-term debt (a)	441	415	914	910

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2013 and 2014 (a) (b)

Estimated
cash interest payments
Three months ended	on Long-term Debt (c)
(Unaudited)
March 31, 2013(actual)	$473
June 30, 2013(actual)	441
September 30, 2013	565
December 31, 2013	285
$1,764

Year ended December 31, 2014	$1,805

(a)         For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)         This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.”  Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro-denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

(c)          The Company has an option to pay certain portions of its interest obligations “in kind” as an increase in principal rather than in cash.  These amounts represent the amount of cash projected to be paid if the Company opts to pay its entire interest obligation for 2013 and 2014 in cash.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of June 30, 2013, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,271.3 million, Consolidated EBITDA of $2,944.3 million and a Ratio of 4.17 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended June 30, 2013
Net loss attributable to First Data Corporation	$(917.5)
Interest expense, net (1)	1,887.3
Income tax expense	32.0
Depreciation and amortization (2)	1,260.4
EBITDA (14)	2,262.2

Stock based compensation (3)	35.4
Restructuring, net (4)	64.5
Derivative financial instruments (gains) and losses (5)	33.3
Official check and money order EBITDA (6)	(3.1)
Cost of alliance conversions and other technology initiatives (7)	85.5
KKR related items (8)	20.7
Debt issuance costs (9)	13.0
Projected near-term cost savings and revenue enhancements (10)	211.8
Net income attributable to noncontrolling interests and redeemable noncontrolling interest (11)	175.7
Equity entities taxes, depreciation and amortization (12)	13.6
Other (13)	31.7
Consolidated EBITDA (14)	$2,944.3

(1)                                 Includes interest expense and interest income.

(2)                                 Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $43.1 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $82.4 million.

(3)                                 Stock based compensation recognized as expense.

(4)                                 Restructuring charges in connection with management’s alignment of the business with strategic objectives, employee reduction and certain employee relocation efforts in Germany and the departure of executive officers.

(5)                                 Represents fair market value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.

(6)                                 Represents an adjustment to exclude the official check and money order businesses from EBITDA due to First Data Corporation’s (“FDC”) wind down of these businesses.

(7)                                 Represents costs directly associated with the strategy to have FDC operate the Bank of America N.A.’s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(8)                                 Represents KKR annual sponsorship fees for management, financial and other advisory services.

(9)                                 Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying FDC’s debt structure.

(10)                          Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 7, the Banc of America Merchant Services (“BAMS”) alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(11)                          Net income attributable to noncontrolling interests and redeemable noncontrolling interest in restricted subsidiaries.

(12)                          Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.

(13)                          Includes items such as litigation and regulatory settlements, investments gains and losses, non-operating foreign currency gains and losses, impairments and other as applicable to the period presented.

(14)                          EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of FDC’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that FDC does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 10 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interest of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments.  Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future.  Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues.  Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA.  Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates.  Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended June 30,
	2013	2012	Change
International
Segment revenue	$424.9	$424.6	0%
Foreign exchange impact (1)	7.8
Segment revenue on a constant currency basis	$432.7	$424.6	2%

	Three months ended June 30,
	2013	2012	Change
International
Segment revenue - merchant acquiring	$209.8	$197.0	6%
Foreign exchange impact (1)	2.3
Segment revenue - merchant acquiring on a constant currency basis	$212.1	$197.0	8%

	Three months ended June 30,
	2013	2012	Change
International
Segment revenue - card issuing	$215.1	$227.6	-5%
Foreign exchange impact (1)	5.5
Segment revenue - card issuing on a constant currency basis	$220.6	$227.6	-3%

	Three months ended June 30,
	2013	2012	Change
International
Segment EBITDA	$115.2	$117.5	-2%
Foreign exchange impact (1)	3.2
Segment EBITDA on a constant currency basis	$118.4	$117.5	1%

(1) Foreign exchange impact represents the difference between actual 2013 revenue and 2013 revenue calculated using 2012 exchange rates.